AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 12, 1998
                          REGISTRATION NO. 333-47269

==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                             ----------------------

                                 POST-EFFECTIVE
                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                          WEBSTER FINANCIAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
          DELAWARE                 06-1187536                   6712
       (STATE OR OTHER          (I.R.S. EMPLOYER          (PRIMARY STANDARD
        JURISDICTION           IDENTIFICATION NO.)           INDUSTRIAL
     OF INCORPORATION OR                                 CLASSIFICATION CODE
        ORGANIZATION)                                          NUMBER)
                              --------------------
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 753-2921
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                              --------------------
                                 JOHN V. BRENNAN
                            EXECUTIVE VICE PRESIDENT,
                      CHIEF FINANCIAL OFFICER AND TREASURER
                          WEBSTER FINANCIAL CORPORATION
                                  WEBSTER PLAZA
                          WATERBURY, CONNECTICUT 06702
                                 (203) 578-2335
       (Name, address, including zip code, and telephone number, including area code, of registrant's agent for service)

                                    COPY TO:
                            CRAIG M. WASSERMAN, ESQ.
                         WACHTELL, LIPTON, ROSEN & KATZ
                               51 WEST 52ND STREET
                            NEW YORK, NEW YORK 10019
                                 (212) 403-1000
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        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.

               --------------------------------------------------
   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. / /
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /x/ Registration Statement No. 333-47269
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

              ---------------------------------------------------

                    COMMON STOCK REMOVED FROM REGISTRATION

      Webster Financial Corporation (the "Company") filed a Registration Statement on Form S-3 (File No. 333-47269) with the Securities and Exchange Commission (the "Commission") on March 3 1998, as amended by Amendment No. 1 thereto filed with the Commission on March 20, 1998 (as amended, the "Registration Statement"), pursuant to which it registered the offer and sale (the "Offering") of 17,643 shares (before giving effect to a two-for-one stock split effective April 14, 1998) of common stock, par value $.01 per share, of the Company to the public by certain selling stockholders from time to time. The Offering terminated at the close of business on May 8, 1998. Pursuant to the Company's undertaking in the Registration Statement, the Company files this Post-Effective Amendment No. 1 to remove from registration any shares of common stock that were registered in connection with the Offering but remained unsold at the termination of the Offering.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterbury, Connecticut, on May 11, 1998.

                          WEBSTER FINANCIAL CORPORATION
                           (Registrant)


                        By /s/ John V. Brennan
                           -------------------------------------------------
                           John V. Brennan
                           Executive Vice President, Chief Financial
                           Officer and Treasurer



                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints James C. Smith and John V. Brennan, and each and either of them, such individual's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign this Registration Statement and any and all amendments thereto, and to file the same with the Securities and Exchange Commission, with all exhibits thereto and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on May 11, 1998.



                      *
-------------------------------------------------
                James C. Smith,
               Chairman and Chief
               Executive Officer
          (Principal Executive Officer)

             /s/ John V. Brennan
-------------------------------------------------
                John V. Brennan,
        Executive Vice President, Chief
        Financial Officer and Treasurer
         (Principal Financial Officer)


                      *
-------------------------------------------------
         Achille A. Apicella, Director




                      *
-------------------------------------------------
            Joel S. Becker, Director




                      *
-------------------------------------------------
       O. Joseph Bizzozero, Jr., Director




                      *
-------------------------------------------------
           John J. Crawford, Director




                      *
-------------------------------------------------
        Harry P. DiAdamo, Jr., Director




                      *
-------------------------------------------------
        Robert A. Finkenzeller, Director




                      *
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          Walter R. Griffin, Director




                      *
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            Gregory Hickey, Director




                      *
-------------------------------------------------
          C. Michael Jacobi, Director




                      *
-------------------------------------------------
         Marguerite F. Waite, Director



*  /s/ John V. Brennan
-----------------------
    By:  John  V. Brennan as Attorney-in-fact.